SEVERANCE AND RELEASE AGREEMENT

     THIS SEVERANCE AND RELEASE AGREEMENT (the "Agreement") is made this 9th day of December 2008 by and between Mark J. Blum (the "Employee") and Valley Bank (the "Bank"), a commercial bank organized and existing by virtue of the laws of the State of Connecticut and a wholly-owned subsidiary of New England Bancshares, Inc., a Maryland corporation (the "Company"). The Company and the Bank are sometimes collectively referred to herein as the Employers.

                              W I T N E S S E T H:

     WHEREAS, the Employee currently serves as an officer of the Bank; and

     WHEREAS, the Employee currently is a party to a change in control agreement with the Bank, dated as of November 21, 2006 (the "Change in Control Agreement"); and

     WHEREAS, the Employers and Employee have had discussions with respect to the termination of Employee's employment and the payments the Employers would agree to make pursuant to such termination;

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and intending to be legally bound, the parties agree as follows:

           1. Termination of Employment and Change in Control Agreement. Effective as of December 26, 2008 (the "Date of Termination"), the Employee shall no longer be an officer or employee of the Employers and shall be deemed to have resigned as an officer and employee of the Employers. The Change in Control Agreement, by mutual agreement of the parties hereto, shall be terminated and be of no further force and effect as of the Date of Termination and the Executive shall be entitled to the rights and payments set forth herein in lieu of any rights and payments under the Change in Control Agreement and the Employer's severance plan.

           2.  Payments and Benefits to the Employee.

               (a) The Employers agree to pay the Employee an amount equal to the annual rate of $165,000 in accordance with customary payroll practices, until the earlier of: (i) the date the Employee commences full-time employment (full-time shall mean a minimum of thirty-five (35) hours a week) with a subsequent employer, or
               (ii) twelve months following the Date of Termination. The Employee agrees to notify the Employers in the event he accepts full-time employment with a new employer.

               (b) The Employers agree to maintain and provide continued life insurance and non-taxable health and dental insurance coverage which Employee participated in as of the Date of Termination for a period ending the earlier of (i) twelve (12) months following the Date of Termination or (ii) the date of the Employee's full-time employment (full-time shall mean a minimum of thirty-five (35) hours a week) by another employer (provided that the Employee is entitled under the terms of such employment to benefits substantially similar to those described in Schedule A attached hereto) and such coverage shall be provided under the same terms and conditions in effect on the Date of Termination. Schedule A attached hereto provides a description of the life insurance and non-taxable health and dental insurance coverage that the Employee participated in as of the Date of Termination, and the amount of his premium cost (which may increase to the extent that the premiums increase for all other employees). The Employee will not be entitled to a Company car or disability insurance following the Date of Termination.

               (c) The Employers shall have no obligation to make contributions for service subsequent to the Date of Termination with respect to its 401(k) Plan or any other retirement or profit sharing plan on behalf of Employee and Employee shall have no right to participate in such plans for service after the Date of Termination. All of Employee's accrued and vested benefits held under the Employer's 401(k) Plan, or other retirement or benefit plans as of the Date of Termination shall be available for distribution which shall be made in the ordinary course of business in accordance with such plan terms and past practice of the Employers.

           3. Stock Option Plans. It is acknowledged that no additional arrangements are being provided by the Employers to the Employee under any of the Employer's stock option plans, and that awards previously made by the Employers to the Employee which have not as yet vested under the Option Plans shall not accelerate and are intended to terminate in accordance with the terms of the Option Plans.

           4. Recognition and Retention Plans. It is acknowledged that no additional arrangements are being provided by the Employers to the Employee under any of the Employer's recognition and retention plans (the "RRPs") and that awards previously made by the Employers to the Employee which have not as yet vested or been earned under the RRPs shall not accelerate or be deemed earned and are intended to be forfeited in accordance with the terms of the RRPs as of the date hereof.

           5. Solicitation of Customers; Use of Customer Lists, etc. The Employee acknowledges that, except as required by law or in his own good faith use in any proceeding, he has no right personally to use or disclose to any person, firm or corporation, information concerning any customer list, business secrets or confidential financial information of the Employers that he knew was intended by the Employers to be confidential and that he did not have reason to believe had been made public (collectively, "Confidential Information"). Accordingly, the Employee covenants and agrees that he shall not use or permit the use of any Confidential Information, and shall not divulge any Confidential Information to any person, firm or corporation, except as may be required by applicable law arising out of his employment with or participation in the affairs of the Employers.

               Further, Employee agrees that he will not solicit any current customer of the Employers, for a period of twelve (12) months from the Date of Termination for the purpose or intent to provide or sell to such customers any banking, financial or business services or products on behalf of any person, company or entity other than the Employers without the express written consent of the Employers.

           6.  Confidentiality; Non-Disparagement.

               (a) No disclosure of the contents of this Agreement shall be made by either party to this Agreement without the prior written consent of the other party; provided that such disclosure (including disclosures contained in Company press releases and regulatory filings) may be made as required in accordance with federal securities law and regulations.

               (b) Employee agrees not to make, either directly or indirectly, or cause to be made, either directly or indirectly, by any other person or entity, any statement or comment, whether oral, written, electronic or otherwise, or to take any other action which disparages or criticizes the Employers, their present or former directors, officers, employees, management, practices or services, or which disrupts or impairs or could disrupt or impair the operations of the Employers, where such statements, comments or actions are based upon the Employee's employment by the
               Employers,   either  as  a  director,  officer  or  employee,  or
               knowledge gained as a result of such employment. The Employers agree not to make, either directly or indirectly, or cause to be made, either directly or indirectly, by any other person or entity, or permit to be made by any director, officer, employee or representative of the Employers, any statement or comment, whether oral, written, electronic or otherwise, or to take any other action which disparages or criticizes the Employee where such statements, comments or actions are based upon the Employee's employment by the Employers, either as a director, officer or employee.

               (c) Each of the Employers and the Employee covenants and agrees that upon any adjudication that such party has violated the terms of this Section 6, the party asserting such a violation shall be entitled to seek and be awarded damages together with such party's costs, reasonable attorneys' fees and expenses in connection with enforcing the terms hereof.

           7.  Release of the Employers and Related Parties.

               (a) In consideration of the payments and benefits to be provided to the Employee pursuant to this Agreement, the sufficiency of which is acknowledged hereby, Employee, with the intention of binding himself and his heirs, executors, administrators and assigns, does hereby release, remise, acquit and forever discharge the Company and its subsidiaries and affiliates (the "Company Affiliated Group"), their present and former officers, directors, executives, agents, attorneys and employees, and the successors, predecessors and assigns of each of the foregoing (collectively, the "Company Released Parties"), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which Employee, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity, including, without limitation, any and all claims (i) arising out of or in any way connected with Employee's service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity, or the termination of such service in any such capacity, (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort, (iv) for any violation of applicable state and local labor and employment laws (including, without limitation, all laws concerning unlawful and unfair labor and employment practices) and (v) for employment discrimination under any applicable federal, state or local statute, provision, order or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964 ("Title VII"), the
               Civil Rights Act of 1988, the Fair Labor Standards Act, the Americans with Disabilities Act ("ADA"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Age Discrimination in Employment Act ("ADEA") and any similar or analogous state statute, excepting only:

                    (A) the rights of  Employee  (i)  relating  to vested  stock options, if any,  (collectively,  the "Equity  Arrangements") and
               (ii) as a stockholder of the Company;

                    (B) the right of  Employee  to  receive  COBRA  continuation coverage in accordance with applicable law;

                    (C) rights to  indemnification  Employee  may have under (i)
               applicable corporate law, (ii) the articles of incorporation, charter or bylaws of any Company Released Party, (iii) any other agreement between Employee and a Company Released Party, or (iv) as an insured under any director's and officer's liability insurance policy now or previously in force;

                    (D) claims for benefits under any health, disability, retirement, life insurance or other similar "employee benefit plan" (within the meaning of Section 3(3) of ERISA) of the Company Affiliated Group (the "Company Benefit Plans");

                    (E) the rights of Employee under this Agreement.

               (b)Employee acknowledges and agrees that the release of claims set forth in this Section 7 is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

               (c) The release of claims set forth in this Section 7 applies to any relief no matter how called, including, without limitation, wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney's fees and expenses.

               (d)Employee specifically acknowledges that his acceptance of the terms of the release of claims set forth in this Section 7 is, among other things, a specific waiver of his rights, claims and causes of action under Title VII, ADEA, ADA and any state or local law or regulation in respect of discrimination of any kind.

               (e) Employee shall have a period of 21 days to consider whether to execute this Agreement. To the extent Employee has executed this Agreement within less than twenty-one (21) days after its delivery to him, the Employee hereby acknowledges that his decision to execute this Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary. If Employee accepts the terms hereof and executes this Agreement, he may thereafter, for a period of 7 days following (and not including) the date of execution, revoke this Agreement. If no such revocation occurs, this Agreement shall become irrevocable in its entirety, and binding and enforceable against Employee, on the day next following the day on which the foregoing seven-day period has elapsed. Any revocation of this Agreement shall be deemed for all purposes a revocation of this Agreement in its entirety.

               (f) Employee acknowledges and agrees that he has not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Company Released Party with any governmental agency, court or tribunal.

               (g)In addition to any other remedy available to the Employers hereunder, in the event that, as a result of a challenge brought by an Employee Released Party (as defined below), the release of claims set forth in Section 7 becomes null and void or is otherwise determined not to be enforceable, then the Employers' obligation to make any additional payments or to provide any additional benefits this Agreement shall immediately cease to be of any force and effect, and Employee shall promptly return to the Employers any payments or benefits the provision of which by the Employers was conditioned on the enforceability of this Agreement.

           8.  Release of Claims by the Employers.

               (a) The Employers, with the intention of binding themselves and their subsidiaries, affiliates, predecessors and successors and their directors and officers (collectively, the

               "Releasing  Entities"),  do hereby  release,  remise,  acquit and forever discharge Employee and his heirs, estate, executors, administrators and assigns (collectively, the "Employee Released Parties"), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys' fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, which the Employers and their subsidiaries, affiliates, predecessors and successors, individually or as a member of a class, now have, own or hold, or have at any time heretofore had, owned or held, against any Employee Released Party, excepting only:

                    (A) rights of the Releasing  Entities under this  Agreement, the Change in Control Agreement, the Equity Arrangements and the Company Benefit Plans; and

                    (B) rights of the  Releasing  Entities  arising by reason of
               Employee having committed a crime or an act or omission to act which constitutes fraud, willful misconduct or gross negligence (except gross negligence shall not include an act or omission to act which was (i) in compliance with Bank's written policies in effect as of the time of the act or omission to act, (ii) entered into in accordance with customary practices of the Bank, or (iii) made in connection with a purchase by Bank of auction rate securities from Merrill Lynch & Co., Inc. during the time the Employee was employed by the Bank).

               (b) The Releasing Entities acknowledge and agree that the release of claims set forth in this Section 8 is not to be construed in any way as an admission of any liability whatsoever by any Employee Released Party, any such liability being expressly denied.

               (c) The release of claims set forth in this Section 8 applies to any relief no matter how called, including, without limitation, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorney's fees and expenses.

               (d) Nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Employers are not permitted to waive.

               (e) The Employers acknowledge and agree that they have not, with respect to any transaction or state of facts existing prior to the date hereof, filed any complaints, charges or lawsuits against any Employee Released Party with any governmental agency, court or tribunal.

           9. Non-Competition. During the period the Employee is receiving cash severance pursuant to Section 2(a) of this Agreement, the Employee shall not serve as an officer, director, consultant or employee of any bank holding company, bank, savings bank, savings and loan holding company, or mortgage company (any of which, a "Financial Institution") which Financial Institution offers products or services competing with those offered by the Employers or any of their affiliates, including Enfield Federal Savings and Loan Association, from any office within ten (10) miles from the main office or any branch of the Employers or any of their affiliates, including Enfield Federal Savings and Loan Association, and shall not interfere with the relationship of the Employers or any of their affiliates, including Enfield Federal Savings and Loan Association, and any of its employees, agents, or representatives.

          10. Termination and Board Membership. To the extent Employee is a member of the board of directors of the Company or the Bank or any of their affiliates on the Date of Termination, Employee shall be deemed to have automatically resigned from all of the boards of directors immediately preceding such termination of employment with the Company or the Bank or any of their affiliates.

          11. Representation. The Employers and the Employee represent that they have reviewed this Agreement, and that each of them is fully aware of the content of this Agreement and of its legal effect, and acknowledge that this is a legally valid and binding obligation of the parties.

          12. Withholding. The Employers may make such provisions as they deem appropriate for the withholding pursuant to federal or state income tax laws of such amounts as the Employers determine they are required to withhold in connection with the payments to be made pursuant to this Agreement.

          13. Amendment and Waiver. The terms of this Agreement may not be modified other than in a writing signed by the parties. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition for the future or as to any act other than that specifically waived.

          14. Notices. All notices, demands, consents or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given when: (i) personally delivered, or (ii) sent postage prepaid by registered or certified mail, return receipt requested, such receipt showing delivery to have been made, or (iii) sent overnight by prepaid receipt courier addressed as follows:

                     If to the Employee:   Mark J. Blum
                                           At his last address on file with
                                           the Employer



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

                     If to the Employers:  Valley Bank
                                           855 Enfield Street
                                           Enfield, Connecticut 06082
                                           Attention: David J. O'Connor
                                           President and Chief Executive Officer

          15. Entire Agreement. This Agreement incorporates the entire understanding among the parties relating to the subject matter hereof, recites the sole consideration for the promises exchanged and supersedes any prior agreements between the Employers and the Employee with respect to the subject matter hereof. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein.

          16. Invalid Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its deletion from this Agreement.

          17.  Bind and Inure. This Agreement shall be binding upon and inure to
               the  benefit  of  the  Employee  and  the   Employers  and  their
               respective heirs and/or successors and permitted assigns.

          18. Governing Law. This Agreement shall be governed by and construed the laws of the State of Connecticut, except to the extent preempted by the laws of the United States of America.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by their duly authorized representatives and the Employee has executed this Agreement, all as of the day and year first written above.



                                               VALLEY BANK


                                               By:    /s/ James J. Pryor
                                                      --------------------------
                                               Name:  James J. Pryor
                                               Title: Chairman

                                               EMPLOYEE

                                               By:   /s/ Mark. J. Blum
                                                     ---------------------------
                                                     Mark J. Blum

                                   Appendix A
                                   ----------

1) FAMILY MEDICAL INSURANCE COVERAGE -

                  EMPLOYEE PREMIUM: $383.04 PER MONTH

2) FAMILY DENTAL INSURANCE COVERAGE -

                  EMPLOYEE PREMIUM: $44.80 PER MONTH

3) LIFE INSURANCE COVERAGE (EXECUTIVE, SPOUSE & CHILDREN) -

                  EMPLOYEE PREMIUM: $0.00




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